State of Delaware
Secretary of State
Division of Corporations
Delivered 03:23 PM 08/30/2017
FILED 03:23 PM 08/30/2017
SR 20175955603 - File Number 6527519

# CERTIFICATE OF INCORPORATION
# OF

## Capital Access Point I Inc.

**FIRST:** The name of the corporation is: Capital Access Point I Inc.

**SECOND:** The address of the registered office of the corporation in the State of Delaware is located at:
108 West 13th Street, Wilmington, Delaware 19801
Located in the County of New Castle
The name of the registered agent at that address is:
Business Filings Incorporated

**THIRD:** The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

**FOURTH:** The total number of shares the corporation is authorized to issue is 110,000,000 of which 100,000,000 are common shares having a $0.0001 par value and 10,000,000 are preferred shares having a $0.0001 par value.

**FIFTH:** No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the time this Article became effective.

**SIXTH:** The name and address of the incorporator is Business Filings Incorporated, 8020 Excelsior Dr., Suite 200, Madison, WI 53717.

**SEVENTH:** The name and address of the director of the corporation is:

Nelson Shapiro, 2931 Cheryl Road, Merrick, New York 11566

I, the undersigned, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make, file, and record this Certificate of Incorporation and do certify that the facts herein are true.

Business Filings Incorporated, Incorporator
Mark Williams, A.V.P.

Dated: August 30, 2017

# Delaware

The First State

*I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "CAPITAL ACCESS POINT I INC.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF AUGUST, A.D. 2017, AT 3:23 O`CLOCK P.M.*

*A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.*

Jeffrey W. Bullock, Secretary of State

SECRETARY'S OFFICE DELAWARE

6527519 8100
SR# 20175955603

Authentication: 203152185
Date: 08-31-17